                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

               TIDEL CONTINUES NEGOTIATIONS WITH DEBENTURE HOLDERS

HOUSTON,  Texas -- August 28, 2001 -- Tidel  Technologies,  Inc. (Nasdaq:  ATMS)
announced  today that it did not make the  payment in the amount of $18  million principal,  plus accrued  interest,  which was due yesterday  pursuant to its 6%
Subordinated Convertible Debentures.  The Company reported that negotiations are continuing with the holders of the Debentures with respect to such payment.

Tidel  Technologies,  Inc.  is one  of the  nation's  leading  manufacturers  of automated  teller  machines and cash security  equipment  designed for specialty retail  marketers.  More  information  about the company and its products may be found on the Internet at www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS PRESS  RELEASE MAY  CONTAIN  FORWARD-LOOKING  STATEMENTS,  INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
LEVELS OF ORDERS WHICH ARE  RECEIVED  AND CAN BE SHIPPED IN A QUARTER;  CUSTOMER
ORDER PATTERNS AND  SEASONALITY;  COSTS OF LABOR,  RAW  MATERIALS,  SUPPLIES AND
EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE  PRESSURES ON
PRICING;   AND  ECONOMIC   CONDITIONS  IN  THE  UNITED  STATES  AND   WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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